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                                  EXHIBIT 10.43


                        ADMINISTRATIVE SERVICES AGREEMENT


         This Administrative Services Agreement (the "Agreement") is made as of the 1st day of January, 2000, by and between AmerUs Life Holdings, Inc. ("Services Provider"), an Iowa corporation having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309 and the following affiliated or subsidiary companies: American Mutual Holding Company, an Iowa mutual insurance holding company having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309 ("AMHC"); AmerUs Group Co., an Iowa corporation having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309; AmerUs Home Equity, Inc., an Iowa corporation having its corporate offices at 1901 Bell Avenue, Des Moines, Iowa 50315; AmerUs Mortgage, Inc., an Iowa corporation having its corporate offices at 699 Walnut street, Des Moines, Iowa 50309; AmerUs Properties, Inc., an Iowa corporation having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309; AmerUs Capital Management Group, Inc. ("ACM"), an Iowa corporation having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309; AmerUs Life Insurance Company ("AmerUs Life") an Iowa corporation having its corporate offices at 611 Fifth Avenue, Des Moines, Iowa; AmVestors Financial Corporation, a Kansas corporation having its corporate offices at 555 South Kansas Avenue, Topeka, Kansas 66603; Delta Life and Annuity Company, an Iowa corporation having its corporate offices at 611 Fifth Avenue, Des Moines, Iowa 50309 (collectively, the "AmerUs Companies" and, individually, an "AmerUs Company").

         WHEREAS, in the course of the operation and administration of the business of the AmerUs Companies, an AmerUs Company may require certain services from the Services Provider; and

         WHEREAS, the AmerUs Companies desire to receive such services from the Services Provider on the basis described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I.  SERVICES TO BE PROVIDED

         Section 1.01. For a period from the date hereof through December 31, 2002 (hereinafter referred to as the "Services Period") and from month to month thereafter until terminated in accordance with the provisions contained in
Article V hereof, the Services Provider shall provide to each of the other AmerUs Companies those services described in the Schedule of Services attached hereto as Schedule I.

         Section 1.02. The parties agree that any ancillary or support services necessary or, in the usual and customary manner and the normal course of business, associated with the specific services described in Schedule I shall be deemed to be included in, and governed by, this Agreement unless specifically excluded.



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         Section 1.03. The parties agree that on sixty (60) days' prior written notice to the AmerUs Company affected thereby, the Services Provider may modify the services described in Schedule I pertaining to such company, provided that:

         (a) Such modified services shall be equivalent to or better than the services being replaced; and

         (b) Each affected AmerUs Company consents to the modified services, such consent not to be unreasonably withheld.

         Section 1.04. The services provided by the Services Provider under this Agreement shall be performed in a professional and commercially reasonable manner consistent with industry standards and in accordance with applicable laws and regulations.

         Section 1.05. The services rendered by the Services Provider shall in no way constitute the relinquishment of the management's responsibility of the AmerUs Company receiving such service, which shall not be relieved of any obligation or liability which it would otherwise be subject by law as a result of those services being rendered.

ARTICLE II.  ADEQUATE STAFF AND FACILITIES

         Section 2.01. During the Service Period, the Services Provider shall maintain adequate staff, support services and facilities as may be necessary to perform its responsibilities under this Agreement.

ARTICLE III.  RESPONSIBLE PERSONS

         Section 3.01. Each of the AmerUs Companies shall each appoint in writing one or more individuals who shall serve as contact person(s) for purposes of the carrying out of this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to matters pertaining to this Agreement.

ARTICLE IV.  COMPENSATION

         Section 4.01. In connection with the services to be performed under this Agreement, the AmerUs Companies shall compensate the Services Provider as set forth in this Article IV.

         Section 4.02. For the services described in Schedule I, the AmerUs Companies agree to pay to the Services Provider the compensation set forth in
Schedule II. Costs for each service will be allocated, using an appropriate allocation mechanism (e.g., number of personnel for human resource services and P.C. support services or mainframe run time for mainframe services) to each service recipient in a manner that is consistent with the benefits received by each service recipient. No provision of this Agreement shall require the payment of any charges or fees in excess of the maximum approved by the Iowa Insurance Division pursuant to Section 521A.5 of the Iowa Code and any such excess charges or fees are hereby rescinded and shall not be considered to have been paid. Any charges or fees determined to be in excess of those approved by the Iowa Insurance Division shall be returned promptly by the service provider to the service user.

         Section 4.03. If an AmerUs Company determines that the services performed hereunder are not satisfactory or that the fees charged are in excess of those provided for in this Agreement,

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the affected AmerUs Company is hereby authorized to withhold payment for such service until the matter in dispute is resolved or the fees charged are substantiated or adjusted appropriately. Adjustments for errors and a final settlement shall be made no more than sixty (60) days after this Agreement terminates.

ARTICLE V.  TERM AND TERMINATION

         Section 5.01. Unless this Agreement is otherwise terminated according to its provisions, the Service Provider shall be obligated to provide, and each recipient of such services shall be obligated to pay for, the services described in Schedule I during the Service Period.

         Section 5.02. Except as otherwise provided in this Agreement, during the Service Period or any extension thereof, an AmerUs Company may terminate with respect to itself this Agreement at its option, at any time, upon ninety
(90) days' written notice to the Services Provider. In addition, the Services Provider, upon ninety (90) days' written notice may terminate any one or more of the services to be furnished hereunder by it, but such termination shall not be deemed to terminate this Agreement in its entirety.

         Section 5.03. This Agreement, or any service provided hereunder, may be terminated or substantially reduced at any time by mutual consent of the parties.

ARTICLE VI.  MISCELLANEOUS

         Section 6.01. This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements and representations between them relating to the subject matter of this Agreement, except as set forth in the Schedules. Subject to the prior approval of the Iowa Insurance Division, this Agreement may be amended at any time by written agreement of the parties.

         Section 6.02. Any notice or other communication given pursuant to this Agreement shall be given in writing to the other party at the address stated herein or at such other address as such party shall specify by notice hereunder. Such notice shall be conclusively deemed to be served when delivered personally or three (3) calendar days after sending by registered mail or one (1) business day after sending by telecopy or telex or similar electronic means.

         Section 6.03. This Agreement and the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to principles of conflicts of laws.

         Section 6.04. No delay or failure by any party to exercise any of its rights or remedies hereunder shall operate as a waiver thereof. Each party shall reimburse the other parties for all expenses, including reasonable attorneys' fees, incurred by the other party in exercising any of its rights or remedies hereunder, or resulting from any default by the reimbursing party.

         Section 6.05. This Agreement shall be binding upon the parties and their respective successors and assigns and shall inure to the benefit of the parties and to the benefit of their successors and assigns.

         Section 6.06. Nothing herein contained is intended to confer upon any person, other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this
Administrative Services Agreement effective as of the day and year first above written.

AMERUS LIFE HOLDINGS, INC.                  AMERICAN MUTUAL HOLDING COMPANY


By:   s/ Roger K. Brooks                    By:   s/ Roger K. Brooks
      ------------------------------              ------------------------------
      Roger K. Brooks, Chairman,                  Roger K. Brooks, Chairman,
       President and Chief                         President and Chief Executive
        Executive Officer                           Officer


AMERUS GROUP CO.                            AMERUS HOME EQUITY, INC.


By:   s/ Roger K. Brooks                    By:   s/ Lee Griffin
      ------------------------------              ------------------------------
      Roger K. Brooks, Chairman,                  Lee Griffin, President,
       President and Chief
        Executive Officer

AMERUS PROPERTIES, INC.                     AMERUS LIFE INSURANCE COMPANY


By:   s/ Gene C. Harris                     By:   s/ Gary R. McPhail
      ------------------------------              ------------------------------
      Gene C. Harris, President and               Gary R. McPhail, President and
       Chief Executive Officer                     Chief Executive Officer


AMERUS CAPITAL MANAGEMENT                   AMVESTORS FINANCIAL CORPORATION
GROUP, INC.


By:   s/ Thomas C. Godlasky                 By:   s/ Mark V. Heitz
      ------------------------------              ------------------------------
      Thomas C. Godlasky, President               Mark V. Heitz, President and
       and Chief Executive Officer                 Chief Executive Officer

DELTA LIFE AND ANNUITY
COMPANY


By:   s/ Gary R. McPhail
      ------------------------------
      Gary R. McPhail, President and
       Chief Executive Officer

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                                   SCHEDULE I

                              Schedule of Services

         Following is a description of each of the services that AmerUs Life Holdings (ALH) provides to its subsidiaries:

         1.  Human Resources

             Functions performed by ALH include corporate compensation, management development, benefits, and payroll. The corporate compensation function involves establishing compensation levels, administering stock option programs, and implementing salary programs. The benefits function revolves around policy setting, negotiating with vendors, administering retiree benefits and pay, and administering 401(k) and ESOP programs. Management development involves the design and development of management training programs, internship programs, and corporate orientation. The payroll function includes account reconciliation, preparation of W-2's, preparation of paychecks, and a variety of other activities.

         2.  Air Transportation

             The AmerUs Group of companies lease a corporate airplane. The corporate airplane is utilized to provide air transportation to Company personnel for business purposes. The senior management, investment, and distribution areas of the Company primarily utilize the corporate airplane.

         3.  Legal

             The services offered by the legal group include contract structuring and review, structured finance activities, litigation support (making strategic decisions and liaisons with outside counsel), trademark protection, and other services.

         4.  Facilities Management

             The facilities management group within ALH manages and maintains the facilities that the Company and its affiliates occupy. This group is responsible for drawing up and administering workspace allocations and designs, managing leasehold improvements, coordinating internal moves, and overseeing the maintenance functions.

         5.  Tax

             The tax function at ALH includes activities such as tax compliance, tax research, planning and consulting, benefit and pension services, and related activities.

         6.  Audit Services

             Audit services include internal audit activities such as internal control, EDP and operational reviews. Audit services also include coordinating and providing assistance with the Company's external audits and regulatory examinations.

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         7.  Communications

             Communications services include activities such as the preparation and publication of internal newsletters, human resource recruiting materials, and training materials. The communications group is also responsible for establishing and maintaining the Company's internal and external web sites.

         8.  Printing and Supplies

             Printing performs the function of printing internally produced materials. Supplies is responsible for obtaining office and related supplies.

         9.  Telecommunications

             Services in this area include local telephone service, analyst/technician services, clerical/switchboard assistance, and installation services.

        10.  Mail

             Activities in this area include collecting and sorting mail, scanning and indexing insurance policy information, and other related activities.

        11.  Mainframe and Personal Computer Support and Computer Programming

             The computer services functions include administering, maintaining and operating the mainframe computer, providing support for personal computer and network applications and users, and offering computer support for personal computer and network applications and users, and offering computer programming services on a project basis.

        12.  Strategic Management

             ALH provides strategic management functions for the AmerUs Group of companies. These services, the costs of which are captured in a management fee charged to the other entities, include strategic management, mergers and acquisitions strategy, and other activities related to the strategic position of the Company.


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                                   SCHEDULE II

Schedule of Fees

             SERVICE                                           ALLOCATION METHOD
             -------                                           -----------------
             1. Human Resources                                Cost plus 7%
             2. Air Transportation                             Cost plus 7%
             3. Legal                                          Cost plus 7%
             4. Facilities Management                          Cost plus 7%
             5. Tax                                            Cost plus 7%
             6. Audit Services                                 Cost plus 7%
             7. Communications                                 Cost plus 7%
             8. Printing and Supplies                          Cost plus 7%
             9. Telecommunications                             Cost plus 7%
             10. Mail                                          Cost plus 7%
             11. Mainframe and Personal                        Cost plus 7%
                 Computer Support and
                 Computer Programming
             12. Strategic Management                          Cost plus 7%






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